UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 11, 2014

ASCENT CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34176	26-2735737
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5251 DTC Parkway, Suite 1000

Greenwood Village, Colorado 80111

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 628-5600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On February 11, 2014, Ascent Capital Group, Inc. (the “Company”) issued a press release, attached hereto as Exhibit 99.1, announcing it will release its results for the three and twelve months ended December 31, 2013 after the market close on February 26, 2014. The Company will host a conference call that day at 5:00 p.m. ET.  Participating on the call will be William Fitzgerald, Chairman and Chief Executive Officer of the Company, Michael Meyers, Senior Vice President and Chief Financial Officer of the Company, and Michael Haislip, Executive Vice President of the Company. Messrs. Haislip and Meyers are also executive officers of the Company’s wholly-owned subsidiary, Monitronics International, Inc. (“Monitronics”).  During the call, Messrs. Fitzgerald, Meyers and Haislip will provide an update on the Company’s operations, including the financial performance of Monitronics, and may also discuss future opportunities.

This Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 are being furnished to the SEC under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.

Item 9.01.  Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Ascent Capital Group, Inc. on February 11, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2014

ASCENT CAPITAL GROUP, INC.

By:	/s/ William E. Niles
Name:	William E. Niles
Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Ascent Capital Group, Inc. on February 11, 2014